EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Peoples Bancorp Inc. Second Amended and Restated 2006 Equity Plan of our reports dated February 28, 2013, with respect to the consolidated financial statements of Peoples Bancorp Inc. and the effectiveness of internal control over financial reporting of Peoples Bancorp Inc. included in its Annual Report (Form 10-K) for the year ended
December 31, 2012, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Charleston, West Virginia
April 24, 2013